Securities Act of 1933
                                   File No. _________
                                   (If application to
                                   determine eligibility of trustee
                                   for delayed offering
                                   pursuant to  Section 305 (b) (2))

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             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549
                     ---------------------
                          FORM T-1

  STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF
                            1939
        OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
          PURSUANT TO SECTION 305(b)(2)
                     -------------------

                  THE CHASE MANHATTAN BANK
                   (National Association)
     (Exact name of trustee as specified in its charter)

                         13-2633612
           (I.R.S. Employer Identification Number)

         1 Chase Manhattan Plaza, New York, New York
          (Address of  principal executive offices)

                            10081
                         (Zip Code)
                      -------------------


                        PEPSICO, Inc.
    (Exact  name of obligor as specified in its charter)

                       North Carolina
      (State or other jurisdiction of incorporation  or
                        organization)

                         13-1584302
            (I.R.S. Employer Identification No.)

                   700 Anderson Hill Road
                     Purchase, New York
          (Address of principal  executive offices)

                            10577
                         (Zip Code)
            ----------------------------------------
                       Debt Securities
             (Title of the indenture securities)

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Item 1.  General Information.

            Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

               Comptroller of the Currency, Washington, D.C.

                Board  of   Governors of The Federal  Reserve
System, Washington, D. C.

      (b)   Whether  it is authorized to exercise   corporate
trust powers.

               Yes.

  Item 2.  Affiliations with the Obligor.

           If  the   obligor  is an affiliate of the trustee,
describe each such affiliation.

           The Trustee is not the obligor, nor is the Trustee directly or indirectly controlling, controlled by, or under common control with the obligor.

          (See Note on Page 2.)

Item 16.  List of Exhibits.

     List  below all exhibits filed as a part of this
statement of eligibility.
     *1. -- A copy of the articles of association of the
                trustee as now in effect .(See Exhibit T-1
                (Item 12) , Registration No. 33-55626.)
     *2. --  Copies of the respective authorizations of
                 The Chase Manhattan Bank (National Association)
                 and The Chase Bank of New York (National
                 Association) to commence business and a
                 copy of approval of merger of said corporations, all of which documents are still in effect.
                 (See Exhibit T-1 (Item 12), Registration No. 2-
                 67437.)
     *3. --  Copies of authorizations of The Chase
                 Manhattan Bank (National Association) to exercise corporate trust powers, both of which documents are still in effect. (See Exhibit T-1
                 (Item 12), Registration No. 2-67437).
     *4. --  A copy of the existing by-laws of the
                 trustee. (See Exhibit T-1 (Item 12(a)), Registration
                 No. 22-26320.)
     *5. --  A copy of each indenture referred to in
                 Item 4, if the obligor is in default. (Not applicable). *6. -- The consents of United States institutional trustees required by Section 321(b) of the
                 Act.
          (See Exhibit T-1, (Item 12), Registration No. 22-19019.)
        7. --  A copy of the latest report of condition
                  of the trustee published pursuant to law or the requirements of its supervising or examining authority.
___________________

      *The Exhibits thus designated are incorporated herein by reference. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.




                            -1-



                            NOTE

           Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base a responsive answer to Item 2 the answer to said Item is based on incomplete information.

           Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.



                          SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The Chase Manhattan Bank (National Association), a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized , all in the City of New York, and the State of New York, on the 12th day December, 1994.


                                      THE CHASE MANHATTAN BANK

                                      (NATIONAL ASSOCIATION)


                                      By: /s/ Mary Lewicki
                                         ----------------------
                                             MARY LEWICKI
                                              Corporate Trust



                              -2-



                                          Exhibit 7
REPORT OF CONDITION
Consolidating domestic and foreign subsidiaries of the The Chase Manhattan Bank, N.A.
of New York in the State of New York, at the close of business on June 30, 1994, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161.

Charter  Number 2370        Comptroller of the Currency Northeastern District

Statement of Resources and Liabilities


                                                   Thousands
                                                   of Dollars
                                                   ----------
                       ASSETS

Cash and balances due from depository
institutions:
  Noninterest-bearing balances and currency and
   coin........................................    $ 4,956,205
  Interest-bearing balances....................      6,138,639
Held to maturity securities....................        926,935
Available-for-sale securities..................      4,934,082
Federal funds sold and securities purchased
   under agreements to resell in domestic offices
   of the bank and of its Edge and Agreement
   subsidiaries, and in IBFs:
Federal funds sold.........................          3,032,000
  Securities purchased under agreements to
  resell......................................               0

Loans and lease financing receivable:

  Loans and leases, net of unearned
income................................$49,508,041

  LESS: Allowance for loan and lease
losses..................................1,087,962

  LESS:  Allocated transfer risk
reserve.........................................0


Loans and leases, net of unearned income,
     allowance, and reserve.......................  48,420,079
Assets held in trading accounts...................  18,856,428

Premises and fixed assets (including capitalized
leases)........................................      1,653,111
Other real estate owned........................        822,608
Investments in unconsolidated subsidiaries and
associated companies...........................         57,230
Customers' liability to this bank on acceptances
outstanding.....................................       814,608
Intangible assets...............................       378,800
Other assets....................................     4,400,477
                                                     ---------
TOTAL ASSETS....................................   $95,391,202

                        LIABILITIES
Deposits:
  In domestic offices..........................    $30,434,771

    Noninterest-bearing.............$11,442,433
    Interest-bearing................$18,992,338
                                    -----------

  In foreign offices, Edge and Agreement
subsidiaries, and IBFs:........................     33,399,860
    Noninterest-bearing..............$  2,858,541
    Interest-bearing...................30,541,319
                                      -----------
Federal  funds  purchased  and  securities   sold
under   agreements  to  repurchase  in  domestic
offices  of  the  bank  and  of  its  Edge   and
Agreement subsidiaries, and in IBFs:
  Federal funds purchased.......................     1,134,731
  Securities sold under agreements to repurchase.       69,783
Demand notes issued to the U.S. Treasury........        25,000
Trading liabilities.............................    12,831,327

Other borrowed money:
  With original maturity of one year or less....     2,678,498
  With original maturity of more than one year..       167,944
Mortgage indebtedness and obligations under
capitalized leases..............................        40,965
Bank's liability on acceptances executed and
outstanding....................................        825,499
Subordinated notes and debentures..............      2,360,000
Other liabilities..............................      4,681,805
                                                    ----------
TOTAL LIABILITIES                                   88,650,183
                                                    ----------

Limited-life preferred stock and related surplus..           0


                           EQUITY CAPITAL
Perpetual preferred stock and related surplus....            0
Common stock.....................................      913,113
Surplus..........................................    4,614,743
Undivided profits and capital reserves...........    1,226,618
Net unrealized holding gains (losses) on
available-for-sale securities...................      (24,868)
Cumulative foreign currency translation
adjustments.....................................        11,413
                                                      --------
TOTAL EQUITY CAPITAL                                 6,741,019
                                                     ---------
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK,
   AND EQUITY CAPITAL..........................    $95,391,202

                                                   -----------


I,  Lester  J.  Stephens,  Jr.,  Senior  Vice  President  and
Controller of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
             (Signed) Lester J. Stephens, Jr.

We the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

(Signed) Thomas G. Labrecque
(Signed) Arthur F. Ryan                     Directors
(Signed) Richard J. Boyle